Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Benefit Administration Committee of
American Water Works Company, Inc.
We consent to the incorporation by reference in Registration Statement No. 333-219682 on Form S-8 of our report dated March 25, 2021, appearing in this Annual Report on Form 11-K of American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan for the period ended December 31, 2020.

/s/ Kreischer Miller
Horsham, Pennsylvania
March 25, 2021